UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 26, 2026

Principal Credit Real Estate Income Trust
(Exact name of registrant as specified in its charter)

Maryland	000-56670	99-3313328
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

711 High Street Des Moines, Iowa	50392
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (800) 787-1621
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.
On January 27, 2026, Principal Credit Real Estate Income Trust, a Maryland statutory trust (the “Company”), sold 74 shares of its 12.0% Series A Cumulative Redeemable Preferred Shares, par value $0.01 per share (the “Preferred Shares”), at a purchase price of $1,000 per share, for aggregate gross proceeds of $74,000. Commissions of $12,000 were paid in connection with the offering of the Preferred Shares.

The offering of the Preferred Shares was effected by the Company for the purpose of having at least 100 shareholders to satisfy one of the qualifications the Company must meet in order to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended.

The offer and sale of the Preferred Shares was exempt from the registration provisions of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) and Regulation D promulgated thereunder.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
In connection with the offering of the Preferred Shares, the Company adopted the Fourth Amended and Restated Declaration of Trust (the “A&R Declaration of Trust”), which became effective on January 26, 2026. The A&R Declaration of Trust set forth the rights, preferences and privileges of the Preferred Shares.

Holders of the Preferred Shares are entitled to a cumulative preferred dividend, payable annually in arrears, in an amount equal to 12.0% per annum of the $1,000 purchase price per share, plus all accumulated and unpaid dividends. In the event of any dissolution, liquidation or winding up of the Company, the holders of Preferred Shares will be entitled to receive pro rata in cash out of the assets of the Company legally available therefor, before any distributions of the assets may be made to the holders of common shares or any other securities ranking junior to the Preferred Shares, an amount per share of Preferred Shares equal to the $1,000 initial purchase price plus, any accrued and unpaid dividends thereon and, if applicable, a redemption premium as described below.

The Preferred Shares are redeemable by the Company at any time. The redemption price for the Preferred Shares is equal to the initial purchase price of $1,000 per share, plus any accrued and unpaid dividends and, if such redemption occurs on or prior to January 26, 2027, a $100 per share redemption premium.

Holders of the Preferred Shares generally are not entitled to vote on any matter submitted to the Company’s shareholders for a vote except that the consent of a majority of the outstanding Preferred Shares, voting as a separate class, is required for (a) authorization or issuance of any equity security senior to the Preferred Shares, (b) reclassification of the Preferred Shares, or (c) any amendments to the A&R Declaration of Trust or the Company's Certificate of Trust that has a material adverse effect on the rights and preferences of the Preferred Shares or that increases the number of authorized or issued Preferred Shares to a number greater than 75.

The foregoing summary description of the A&R Declaration of Trust does not purport to be complete and is qualified in its entirety by reference to the A&R Declaration of Trust, a copy of which is included as Exhibit 3.1 to this Report on Form 8-K and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.
January 2026 Distribution
On January 30, 2026, the Company declared distributions for each class of its common shares of beneficial interest, par value $0.01 per share (the “Common Shares”), in the amount per share set forth below:

	Gross Distribution	Shareholder Servicing Fee	Net Distribution
Class A Common Shares	$0.1350	$—	$0.1350
Class E Common Shares	$0.1350	$—	$0.1350

Class F-I Common Shares	$0.1350	$—	$0.1350
Class I Common Shares	$0.1350	$—	$0.1350
The gross distribution amount above reflects a distribution of $0.1350 per Common Share for the month of January. The net distribution for each class of Common Shares is payable to shareholders of record as of the close of business on January 30, 2026, and will be paid on or about February 20, 2026. These distributions will be paid in cash or reinvested in the applicable class of Common Share for shareholders participating in the Company’s distribution reinvestment plan.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits

3.1	Fourth Amended and Restated Declaration of Trust of the Company, dated January 26, 2026.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Principal Credit Real Estate Income Trust

By:	/s/ Brian Riley
	Name:	Brian Riley
	Title:	Chief Financial Officer

	Date:	January 30, 2026
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